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                                                                 EXHIBIT 10.38.3


                     EXTENSION NO.3 OF CONSULTING AGREEMENT


August 31, 1999

Ms. Gale Kaufman
Kaufman Campaign Consultants
1510 J Street, Suite 210
Sacramento, CA 95814

Dear Gale:

Kaufman Campaign Consultants has been providing Norcal Waste Systems, Inc. ("Norcal") with consulting services in the areas of political affairs, public affairs, and media and public relations. The services have been provided pursuant to an agreement, originally signed May 16, 1996 and extended per a letter agreements dated December 11, 1997 and October 20, 1998. I would like to formalize the extension of the agreement under the same terms and conditions as contained in the original document through September 30, 2000.

As stated in the original agreement, the relationship between you and Norcal will be that of an independent contractor relationship and that the agreement will not be construed to constitute you an employee of Norcal or the formation of a partnership or joint venture between you and Norcal.

Consistent with the original agreement, you will receive aggregate fees covering all services rendered pursuant to this consulting agreement of $9,500 per month on or before the 5th day of each and every month.

This letter, along with the original agreement letter dated May 15, 1996 and the extension letters dated December 11, 1997 and October 20, 1998, constitute the understanding under which you provide services to Norcal. Please acknowledge by signing this letter and returning it to me at your earliest convenience.

                                     Very truly yours,

                                     /s/ Michael J. Sangiacomo
                                     --------------------------------------
                                     Michael J. Sangiacomo

                                     President & Chief Executive Officer

Kaufman Campaign Consultants

By:     /s/ Gale R. Kaufman
    ---------------------------
      Gale R. Kaufman


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